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                                                                     Exhibit 5.2

                    [LETTERHEAD OF MCCARTER & ENGLISH, LLP]



                                                      November 14, 2001

Prudential Financial, Inc.
751 Broad Street
Newark, New Jersey 07102

Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933 (the "Act") of 110,000,000 shares (the "Shares") of Common Stock, par value $.01 per share, of Prudential Financial, Inc., a New Jersey corporation (the "Company"), and 110,000,000 related rights (the "Rights") to be issued pursuant to the Rights Agreement, dated as of November 1, 2001 (the "Rights Agreement"), between the Company and EquiServe Trust Company, N.A., as Rights Agent (the "Rights Agent"), you have requested our opinion with respect to the matters set forth below.

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinions hereafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity of the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of the Company.

     Based on the foregoing, it is our opinion that:

     1. The Company is duly incorporated and existing under the laws of the State of New Jersey.

     2. The Shares have been duly authorized.
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Prudential Financial, Inc.
Page 2

     3. When the registration statement relating to the Shares and the Rights (the "Registration Statement") has become effective under the Act, the Company's Amended and Restated Certificate of Incorporation substantially in the form filed as an exhibit to the Registration Statement has been duly filed with the Department of Treasury of the State of New Jersey and has become effective pursuant to its terms, the terms of the sale of the Shares have been duly established in conformity with the Company's Amended and Restated Certificate of Incorporation and by-laws, the Commissioner of the Department of Banking and Insurance of the State of New Jersey has given final approval for the issuance of the Shares and the Shares have been issued in accordance with such final approval, and the Shares have been duly issued and sold as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

     4. Assuming that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, when the Registration Statement has become effective under the Act, the Commissioner of the Department of Banking and Insurance of the State of New Jersey has given final approval for the issuance of the Shares and the Shares have been issued in accordance with such final approval and the Shares have been validly issued and sold as contemplated by the Registration Statement, the Rights attributable to the Shares will be validly issued.

     In connection with our opinion set forth in paragraph (4) above, we note that the question whether the Board of Directors of the Company may be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of such opinion.

     The foregoing opinion is limited to the laws of the State of New Jersey, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

                                           Very truly yours,


                                           /s/ MCCARTER & ENGLISH, LLP